Exhibit 99.1

PLEASE BE ADVISED THAT THE FINANCIAL PROJECTIONS SET FORTH BELOW (THE “FINANCIAL PROJECTIONS”) ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS. ACTUAL OPERATING RESULTS AND VALUES MAY VARY MATERIALLY.

The Financial Projections has been prepared by, and is the responsibility of. Colt Defense LLC’s (“Colt Defense”) management. Colt Defense and its management believe that the Financial Projections have been prepared on a reasonable basis, reflecting the best estimates and judgments, and represent, to the best of management’s knowledge and opinion, Colt Defense’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.

While presented with numerical specificity, the Financial Projections are approximations based upon a variety of estimates and assumptions subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond Colt Defense’s control. Actual results may vary materially from those presented. The Financial Projections have not been prepared to comply with the guidelines established with respect to projections by the Securities and Exchange Commission or the American Institute of Certified Public Accountants (“AICPA”), have not been audited, and are not presented in accordance with Generally Accepted Accounting Principles (“GAAP”).

In connection with confirmation of its Plan of Reorganization, Colt Defense will be required to estimate its reorganization value, the fair value of its assets, and its actual liabilities as of the date of the most recent data available. Such determination will be based upon the fair values as of that date, which could be materially greater or less than the value assumed in the Financial Projections. Any fresh-start reporting adjustments that may be required in accordance with Statement of Position 90-7 Financial Reporting by Entities in Reorganization under the U.S. Bankruptcy Code, including any allocation of the reorganization value to Colt Defense’s assets in accordance with the procedures specified in Financial Accounting Standards Board Statement 141 will be made when Colt Defense emerges from Chapter 11.

This Exhibit 99.1 contains non-GAAP financial terms within the meaning of Regulation G as adopted by the Securities and Exchange Commission.  These terms include West Hartford total cash inflows, total cash outflows, net operating cash flow, cumulative net operating cash flow, non-operating cash flow, net cash flow, cumulative net cash flow and Canada total inflows and total outflows. The terms, as Colt Defense defines them, may not be comparable to a similarly titled measure employed by other companies and is not a measure of performance calculated in accordance with GAAP.  The measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income or loss and net income or loss.   Colt Defense has not included a quantitative reconciliation of the differences between these non-GAAP financial measure with the most directly comparable financial measure or measures calculated and presented in accordance with GAAP because such reconciliation is not available without unreasonable efforts.

Forward-Looking Statements

The information contained in this Exhibit 99.1 contains “forward-looking statements.”  Any statements about Colt Defense’s expectations, beliefs, plans, objectives, assumptions or future events or Colt Defense’s future financial performance and/or operating performance are not statements of historical fact and reflect only Colt Defense’s current expectations regarding these matters. These statements are often, but not always, made through the use of words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “predict,” “potential,” “estimate,” “plan” or variations of these words or similar expressions. These statements inherently involve a wide range of known and unknown uncertainties.  Colt Defense’s actual actions and results may differ materially from what is expressed or implied by these statements or due to a variety of factors. These factors include those discussed below as well as inaccurate assumptions.  Because these forward-looking statements involve risks and uncertainties, you should be aware that there are important factors that could cause Colt Defense’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements including, but not limited to:

•                  Colt Defense’s ability to continue as a going concern;

•                  Colt Defense’s ability to obtain significant capital investment;

•                  Colt Defense’s dependence on sales to the U.S. government and the Canadian government;

•                  changes to U.S. government and Canadian government spending priorities;

•                  Colt Defense’s continued eligibility to contract with the U.S. government and the Canadian government;

•                  the selection by the U.S. military of other arms manufacturers to manufacture the M4 carbine or any successor weapons;

•                  Colt Defense’s inability to compete successfully for contracts that are the subject of competitive solicitations;

•                  the loss of any of Colt Defense’s top international customers;

•                  the potential for a strike, other work stoppages or labor unrest at Colt Defense’s manufacturing facilities;

•                  Colt Defense’s ability to comply with complex procurement laws and regulations;

•                  Colt Defense’s ability to implement effective business plans in the industries in which we operate;

•                  Colt Defense’s ability to adapt to technological change;

•                  Colt Defense’s ability to compete in the industries in which we operate;

•                  the potential for Colt Defense’s backlog to be reduced or cancelled;

•                  the risks of doing business internationally, including conditions that may cause customers to delay placing orders;

•                  Colt Defense’s ability to implement its acquisition strategy and integrate its acquired companies successfully;

•                  the availability and timely delivery of materials to Colt Defense by its suppliers;

•                  Colt Defense’s ability to manage costs under its fixed-price contracts effectively;

•                  Colt Defense’s ability to attract and retain qualified personnel;

•                  the ability to protect Colt Defense’s intellectual property rights;

•                  Colt Defense’s ability to maintain and extend the lease governing its facility in West Hartford, Connecticut;

•                  fluctuations in workers’ compensation and health care costs for Colt Defense’s employees;

•                  Colt Defense’s ability to comply with environmental, health and safety laws and regulations;

•                  new federal or state laws and regulations that may restrict Colt Defense’s ability to sell its products;

•                  Colt Defense’s ability to maintain and upgrade our manufacturing capabilities to stay competitive;

•                  Colt Defense’s ability to comply with covenants under its debt agreements; and

•                  the potential for a fire or other significant casualty to occur at either of Colt Defense’s manufacturing facilities.

The forward-looking statements in this Exhibit 99.1, as well as subsequent written and oral forward-looking statements attributable to Colt Defense or persons acting on Colt Defense’s behalf apply only as of the date of the Current Report on Form 8-K that this Exhibit 99.1 is furnished with as an exhibit and are hereby expressly qualified in their entirety by the cautionary statements in this Exhibit 99.1. Forward-looking statements speak only as of the date on which they are made and Colt Defense undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

COLT CONSOLIDATED

West Hartford & Canada

Cash Collateral / DIP Forecast

as of 10.28.15

Week #	1	2	3	4	5	6	7	8	9	10
Week-End	30-Oct-15	6-Nov-15	13-Nov-15	20-Nov-15	27-Nov-15	4-Dec-15	11-Dec-15	18-Dec-15	25-Dec-15	1-Jan-16
	Unaudited - $ in Thousands
West Hartford Facility (WH) Cash Inflows
Total Cash Inflows	$3,522	$4,912	$3,644	$6,655	$3,377	$7,722	$8,044	$3,642	$2,829	$3,507

WH Operating Cash Outflows
Union	$550	$550	$550	$550	$550	$550	$550	$550	$550	$550
Salary	275	275	275	275	275	275	275	275	275	275
Severance	—	—	—	—	—	—	—	—	—	—
401K	65	65	65	65	65	65	65	65	65	65
Expense Reports	20	20	20	20	20	20	20	20	20	20
Colt Security	17	17	17	17	17	17	17	17	17	17
Insurance Claims	225	225	225	225	225	225	225	225	225	225
Government Agencies (Federal Excise Tax)	1,649	—	—	—	—	—	—	—	—	—
Bank Fees	15	—	—	—	15	—	—	—	—	—
Accounts Payable (Operating Expenses)	2,305	2,105	2,105	2,205	2,255	1,755	1,755	1,855	1,755	1,755
Selling, General & Administrative	185	565	185	220	220	600	1,780	220	220	630
NPA Hartford Rent	—	72	—	—	—	72	—	—	—	—
Capital Expenditures	10	10	10	10	10	10	10	10	10	10
Miscellaneous	5	5	5	5	5	1,382	5	1,005	5	5
WH Total Cash Outflows	$5,321	$3,909	$3,457	$3,592	$3,657	$4,971	$4,702	$4,242	$3,142	$3,552

WH Net Operating Cash Flow	$(1,799)	$1,003	$187	$3,063	$(280)	$2,751	$3,342	$(600)	$(313)	$(45)
Cumulative Net Op Cash Flow	(1,799)	(796)	(610)	2,453	2,173	4,925	8,267	7,667	7,353	7,308

Non Operating Cash Flow	2,435	(1,120)	—	—	—	(1,106)	—	—	—	(23,071)
Accrued & Unpaid Prof Fees	14,145	14,783	15,420	16,058	16,695	17,752	18,809	19,866	20,923	—

WH Net Cash Flow	$636	$(117)	$187	$3,063	$(280)	$1,645	$3,342	$(600)	$(313)	$(23,116)
Cumulative Net Cash Flow	$636	$519	$706	$3,768	$3,489	$5,134	$8,476	$7,876	$7,563	$(15,553)

Cash Collateral

	30-Oct-15	6-Nov-15	13-Nov-15	20-Nov-15	27-Nov-15	4-Dec-15	11-Dec-15	18-Dec-15	25-Dec-15	1-Jan-16
	Unaudited - $ in Thousands
WH Total Beginning Bank Balance	$995	$1,631	$1,515	$1,701	$4,764	$4,484	$6,130	$9,472	$8,872	$8,558
Total Inflows	3,522	4,912	3,644	6,655	3,377	7,722	8,044	3,642	2,829	3,507
Draw Down on DIP	2,500	—	—	—	—	—	—	—	—	—
Total Outflows	(5,386)	(5,029)	(3,457)	(3,592)	(3,657)	(6,077)	(4,702)	(4,242)	(3,142)	(26,623)
Checks Outstanding	(1,800)	(1,740)	(1,841)	(1,879)	(1,564)	(2,674)	(1,579)	(1,504)	(1,586)	(1,504)
Ending WH Book Cash Balance	$(169)	$(225)	$(140)	$2,885	$2,921	$3,456	$7,893	$7,368	$6,972	$(16,062)

Canada Cash Flows (USD)	$1,273	$1,912	$1,967	$1,652	$1,228	$1,167	$1,432	$1,708	$1,442	$1,735
Total Inflows	1,189	501	119	33	454	752	878	878	878	878
Total Outflows	(550)	(446)	(434)	(457)	(515)	(487)	(602)	(1,144)	(584)	(593)
Canada Ending Book Cash Balance	$1,912	$1,967	$1,652	$1,228	$1,167	$1,432	$1,708	$1,442	$1,735	$2,020
Total Unrestricted Cash	$1,743	$1,741	$1,512	$4,113	$4,088	$4,888	$9,601	$8,809	$8,707	$(14,041)